UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM SB-2

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ARBUTUS RESOURCES, INC.
                       ---------------------------
          (Exact name of Registrant as specified in its charter)

   NEVADA                 1000                   N/A
-------------   ---------------------------   ----------------
(State or other    Standard Industrial          IRS Employer
jurisdiction of      Classification             Identification
incorporation or                                Number
organization)

Arbutus Resources, Inc.
Karen Law, President
#4 3798 Laurel Street
Burnaby, British Columbia
Canada                                          V5G 1M7
------------------------------                 ----------
(Name and address of principal                 (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                           (250)729-6731
                                           Fax:(604)831-2735
                                               --------------
Approximate date of
proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. |__|

                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES                      OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock    3,780,000        $0.20        $756,000     $ 80.89
-----------------------------------------------------------------------

(1) Based on the last sales price in December 2005.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

No exchange or over-the-counter market exists for our common stock. The offering price was arbitrarily established by management and does not reflect market value, asserts or any established criteria of valuation.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, DATED May 26, 2006

                                   PROSPECTUS
                             ARBUTUS RESOURCES, INC.
                                3,780,000 SHARES
                                  COMMON STOCK
                                ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                                ----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 7 - 10.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



              The Date of This Prospectus Is: May 26, 2006

                                Table of Contents
                                                                            PAGE
Summary .....................................................................  5
Risk Factors ................................................................  6
Risks Related To Our Financial Condition and Business Model
  -  If we do not obtain additional financing, our business
     will fail ..............................................................  6
  -  Because we have not commenced business operations, we face a high risk of business failure ........................................  7
  -  Because of the speculative nature of exploration of mining properties, there is substantial risk that our business
     will fail ..............................................................  7
  -  Because of the inherent dangers involved in mineral
     exploration, there is a risk that we may incur liability or damages as we conduct our business .....................................  8
  -  Even if we discover commercial reserves of precious metals on the Green Energy Claims Property, we may not be able to successfully obtain commercial production ..............................  8
  -  We need to continue as a going concern if our business is to succeed .............................................................  8
  -  Because our directors own 57% of our outstanding stock, they could control and make corporate decisions that may be disadvantageous to other minority stockholders .........................  8
  -  Because management has no technical experience in mineral exploration, our business has a higher risk of failure..................  8
  -  Because our directors have other business interests, they
     May not be able or willing to devote a sufficient amount of
     Time to our business operations, causing our business to
     fail....................................................................  9
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ........................  9
Forward-Looking Statements...................................................  9
Use of Proceeds ............................................................. 10
Determination of Offering Price ............................................. 10
Dilution .................................................................... 10
Selling Shareholders ........................................................ 10
Plan of Distribution ........................................................ 14
Legal Proceedings ........................................................... 16
Directors, Executive Officers, Promoters and Control Persons................. 16
Security Ownership of Certain Beneficial Owners and Management............... 17
Description of Securities ................................................... 18
Interest of Named Experts and Counsel ....................................... 19
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................................. 20
Organization Within Last Five Years ......................................... 20
Description of Business ..................................................... 20
Plan of Operations .......................................................... 32
Description of Property ..................................................... 34
Certain Relationships and Related Transactions .............................. 34
Market for Common Equity and Related Stockholder Matters .................... 34
Executive Compensation ...................................................... 35
Financial Statements ........................................................ 36
Changes in and Disagreements with Accountants ............................... 36
Available Information ....................................................... 37

                               Summary

Prospective investors are urged to read this prospectus in its entirety.

We were incorporated in the State of Nevada on April 19, 2004. Our principal offices are located at #4 3798 Laurel Street, British Columbia, Canada. Our telephone number is (250)729-6731.

Our company intends to commence operations in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property, the Green Energy claims located approximately 61 kilometers southwest of the City of Williams Lake in South Central British Columbia.

On October 1, 2005 we acquired a 100% interest in the Green Energy Claims. Consideration for the acquisition was $20,000 from an unrelated party and we obtained an evaluation report at a cost of $4,200.

Our objective is to conduct mineral exploration activities on the Green Energy Claims in order to assess whether it possesses economic reserves of uranium. We have not yet identified any economic mineralization on the property.

The Offering:

Securities Being Offered Up to 3,780,000 shares of common stock.

Offering Price               The selling shareholders will sell  our  shares  at
                             $0.20 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering        The selling  shareholders  will  determine when and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering  The  offering  will  conclude   when  all   of  the
                             3,780,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide at any time to terminate the registration of the shares at our sole discretion.
                             In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued
And to be Issued             8,780,000 shares of our common stock are issued and
                             outstanding  as of the date of this prospectus. All
                             of  the  common   stock  to  be   sold  under  this
                             prospectus  will  be sold by existing shareholders.

Use of Proceeds              We will not receive any  proceeds  from the sale of
                             the common  stock by the selling shareholders.


Summary Financial Information

Balance Sheet

                          January 31, 2006

Cash                           $50,125
Total Assets                   $74,325
Liabilities                    $ 5,000
Total Stockholders' Equity     $74,325

Statement of Operations

                  From Incorporation on
            April 19, 2004 to January 31, 2006

Revenue                   $    0
Net Loss                 ($5,075)


                          Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Green Energy Claims, and therefore we will need to obtain additional financing in order to complete our business plan. As of January 31, 2006, we had cash in the amount of $50,125. We currently do not have any operations and we have no income.

Our business plan calls for significant expenses in connection with the exploration of the Green Energy Claims. We currently have sufficient funds to conduct the first two phases of the exploration on the property but will require additional financing in order to determine whether the property contains economic mineralization. We will also require additional financing if the costs of the exploration of the Green Energy Claims are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for uranium, investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Green Energy Claims to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

Although we are preparing to commence exploration on the Green Energy Claims in the fall of 2006, we have not yet commenced exploration on the property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. To date, we have been involved primarily in organizational activities and the acquisition of our mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Green Energy Claims and the production of uranium from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that our mineral claims contain economic mineralization or reserves of uranium.

Exploration for uranium is a speculative venture necessarily involving substantial risk. Our exploration of the Green Energy Claims may not result in the discovery of commercial quantities of uranium. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for uranium involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER RESERVES OF URANIUM ON THE GREEN ENERGY CLAIMS, WE MAY NOT BE ABLE TO SUCCESSFULLY DEVELOP THE PROPERTY.

The Green Energy Claims do not contain any known bodies of mineralization. If our exploration programs are successful in establishing minerals of commercial tonnage and grade, we will require additional funds in order to further develop the property. At this time, we cannot assure investors that we will be able to obtain such financing.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

The Independent Auditor's Report to our audited financial statements for the period ended January 31, 2006, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are our net loss position, our failure to attain profitable operations and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose their investments.

BECAUSE OUR DIRECTORS OWN 57% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 57% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

None of our directors has any technical training in the field of geology. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR DIRECTORS  HAVE OTHER  BUSINESS  INTERESTS,  THEY MAY NOT BE ABLE OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Ms. Karen Law, and our Secretary, Mr. Lyle Smith, intend to devote 7 to 10 and 4 to 5 hours per week respectively to our business affairs. It is possible that the demands on Ms. Law and Mr. Smith from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, Ms. Law and Mr. Smith may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         Determination of Offering Price

The selling shareholders will sell our shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The offering price was based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,870,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 2,400,000 shares of our common stock at $.001 per share that six selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed in July, 2005;

2. 1,100,000 shares of our common stock at $.01 per share that eleven selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed in August, 2005;

3. 30,000 shares of our common stock at $.20 per share that twelve selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed in August, 2005;

4. 125,000 shares of our common stock at $.20 per share that two selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed in November, 2005; and

5. 125,000 shares of our common stock at $.20 per share that two selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed in December, 2005.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.


                          Shares         Total of      Total        Percent
                          Owned Prior    Shares        Shares       Owned
Name of                   To This        Offered       After        After
Selling Shareholder       Offering       For Sale      Offering     Offering

Ross Pitt                    400,000      400,000          Nil          Nil
4211 Club House Dr.
Nanaimo, B.C.

Raymond Marshall             400,000      400,000          Nil          Nil
3386 Salisbury St.
Victoria, B.C.

Brian Evans                  400,000      400,000          Nil          Nil
3371 Ganymede Dr.
Burnaby, B.C.

Doug King                    400,000      400,000          Nil          Nil
540 28th Ave
Vancouver, B.C.

Sheila Mancour               400,000      400,000          Nil          Nil
5715 Royal Oak Ave.
Burnaby, B.C.

David Jones                  400,000      400,000          Nil          Nil
1787 Triest Crescent
Victoria, B.C.

Jim Brown                    100,000      100,000          Nil          Nil
4883 High Road
Vancouver, B.C.

Chris Stein                  100,000      100,000          Nil          Nil
1620 Barclay
Vancouver, B.C.

Daniel Kelly                 100,000      100,000          Nil          Nil
2108 38th Ave.
Vancouver, B.C.

Dave Cameron                 100,000      100,000          Nil          Nil
110 Douglas St.
Victoria, B.C.

Donna Moore                  100,000      100,000          Nil          Nil
750 Daffodil Ave.
Victoria, B.C.

Keith Harris                 100,000      100,000          Nil          Nil
366 Pooley Place
Victoria, B.C.

David Ryan                   100,000      100,000          Nil          Nil
701 2nd Street
Nanaimo, B.C.

Ken Jones                    100,000      100,000          Nil          Nil
2428 Conlin Way
Nanaimo, B.C.

Ben Brown                    100,000      100,000          Nil          Nil
954 Howard
Nanaimo, B.C.

Don Right                    100,000      100,000          Nil          Nil
2865 Fandell
Nanaimo, B.C.

Robin Coulter                100,000      100,000          Nil          Nil
787 Eberts
Nanaimo, B.C.

Jim Edmonds                    2,500        2,500          Nil          Nil
444 Stirling Ave.
Nanaimo, B.C.

Donna Dore                     2,500        2,500          Nil          Nil
59 Nichol St.
Nanaimo, B.C.

Dave Ford                      2,500        2,500          Nil          Nil
641 Prideaux St.
Nanaimo, B.C.

Dean Close                     2,500        2,500          Nil          Nil
1333 Hornby St.
Vancouver, B.C.

Mike Wilkinson                 2,500        2,500          Nil          Nil
289 Alexander St.
Vancouver, B.C.

Teresa Ponath                  2,500        2,500          Nil          Nil
1635 Easy Way
Qualicum Beach, B.C.

Steven Moore                   2,500        2,500          Nil          Nil
669 Victoria Dr.
Nanaimo, B.C.

Dorithy Jawkhe                 2,500        2,500          Nil          Nil
11 Cooperage Place
Victoria, B.C.

Janet Little                   2,500        2,500          Nil          Nil
261 Westwood Dr.
Nanaimo, B.C.

Tom Grady                      2,500        2,500          Nil          Nil
2250 York Street
Nanaimo, B.C.

Mark Sears                     2,500        2,500          Nil          Nil
1009 10th St.
Vancouver, B.C.

Susan Price                    2,500        2,500          Nil          Nil
306 Pine St.
Nanaimo, B.C.

Jim Burns                     62,500       62,500          Nil          Nil
2560 Departure Bay Rd.
Nanaimo, B.C.

Bill Huhn                     62,500       62,500          Nil          Nil
1455 Townsite Rd.
Nanaimo, B.C.

Doug Smith                    62,500       62,500          Nil          Nil
4365 Northridge Crescent
Victoria, B.C.

Ed Hayes                      62,500       62,500          Nil          Nil
612 Wilson St.
Victoria, B.C.

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 8,870,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

                              Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders. Or, if they act as agent for the purchaser of the common stock, they may receive a commission from the purchaser.

The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. The selling shareholders and any broker-dealer who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. None of the selling shareholders has any arrangement or agreement with any broker-dealer or underwriting firm to resell any shares on behalf of the selling shareholders.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $12,581. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  * contains a toll-free telephone number for inquiries on disciplinary actions;
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

  *  bid and offer quotations for the penny stock;

  *  the   compensation  of  the   broker-dealer  and  its  salesperson  in  the
     transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                                Legal Proceedings

We are not currently a party to any legal proceedings.

    Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                    Age
---------------------------------------
Ms. Karen Law                       38
Mr. Lyle Smith                      60


Executive Officers:

Name of Officer                     Age               Office

Karen Law                           38                President, Chief
                                                      Executive Officer,
                                                      Chief Financial Officer &
                                                      Treasurer

Lyle Smith                          60                Secretary


Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Ms. Karen Law has acted as our President, chief executive officer, treasurer, chief financial officer and as a director since our incorporation on April 19, 2004. Ms. Law has been employed since January 1994 to the present as a Sessional Instructor in Economic Issues and Micro-Economics with the British Columbia Institute of Technology in Burnaby, BC. From December 1998 to July 2004 Ms. Law was an investment advisor for Canaccord Capital Corporation in Vancouver, BC. In 1991 Ms. Law received a Bachelor of Arts (Honours) in Economics from Simon Fraser University in Burnaby BC and a Masters of Arts in Economics for the University of Waterloo, Waterloo, ONT in 1993. In addition she completed the Canadian Securities Course from the Canadian Securities Institute in 1992 and received the Canadian Options License in 1998.

Ms. Law intends to devote 7 to 10 hours of her business time per week to our affairs.

Ms. Law does not possess any professional or technical credentials relating to mineral exploration, mine development or mining.

Mr. Lyle Smith has acted as our secretary and as a director since our incorporation on April 19, 2004. Mr. Smith has also acted as president of L.S. Investments, a privately held BC Corporation specializing in commercial and residential real estate investment, from January 1999 to the present. Prior to that Mr. Smith worked in purchasing and distribution at Royal Jubilee Hospital in Victoria, BC.

Mr. Smith intends to devote 4 to 5 hours of his business time per week to our affairs.

Mr. Smith does not possess any professional or technical credentials relating to mineral exploration, mine development or mining.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

         Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------------------------------------------------------------------------------

Common         Karen Law                        2,500,000       28.50%
Stock          President, Chief
               Executive & Financial Officer,
               Treasurer & Director
               #4 3798 Laurel Street
               Burnaby, B.C.
               Canada  V5G 1M7

Common         Lyle Smith                       2,500,000       28.50%
Stock          Secretary & Director
               1237 Acton Street
               Victoria, B.C.
               Canada  V8T 1Y1

Common         All Officers and Directors       5,000,000       57.00%
Stock          as a Group that consists of        shares
               two people

The percent of class is based on 8,870,000 shares of common stock issued and outstanding as of the date of this prospectus.


                            Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of January 31, 2006, there were 8,870,000 shares of our common stock issued and outstanding, held by 35 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.


                     Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Dennis H. Johnston has been retained to provide an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Dale Matheson Carr Hilton Labonte, Chartered

Accountants, of 1500-1140 West Pender Street, Vancouver, BC, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


            Disclosure of Commission Position of Indemnification For
                           Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.


                       Organization within Last Five Years

We were incorporated on April 19, 2004 under the laws of the state of Nevada. On that date, Karen Law and Lyle Smith were appointed as our directors. As well, Ms. Law was appointed as our president, chief executive officer, chief financial officer and treasurer, while Mr. Smith was appointed as our secretary.

                             Description of Business

In General

We intend to commence operations as an exploration stage mineral exploration company. As such, there is no assurance that a commercially viable mineral deposit exists on our sole mineral property interest, Green Energy Claims. Further exploration will be required before a final evaluation as to the economic and legal feasibility of the Green Energy Claims is determined.

We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We acquired a 100% undivided right, title and interest in and to twenty cells, known collectively as the Green Energy Claims, located 61 km southwest of the City of Williams Lake in South Central British Columbia, Canada. We acquired a 100% interest in the Green Energy Claims from an unrelated party for $20,000 and obtained an evaluation report at a cost of $4,200.

Our plan of operation is to determine whether the Green Energy Claims contain reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

Green Energy Claims Purchase Agreement

On October 1, 2005, we acquired a 100% interest in the Green Energy Claims located in South Central British Columbia. Consideration for the acquisition was $20,000 from an unrelated party and we also obtained an evaluation report at a cost of $4,200.

Title to the Green Energy Claims

The Green Energy Claims consist of one Mineral Cell Title Submission recorded as a Mineral Claim on September 27, 2005 with Tenure record ID No 520478. The claim consists of 20 cells with a total surface area of 401.175 Hectares (1099.22 acres). A "mineral claim" refers to a specific section of land over which a title holder owns rights to explore for and extract minerals from the ground. Such rights may be transferred or held in trust. The claim is registered in the name of J. Lunshof. J. Lunshof sold a 100% interest in the mineral claim to Arbutus Resources Inc. All of the area of the mineral claims in unencumbered Crown Land.

Description of the Claim

The Green Energy property is located in South Central British Columbia, Canada, 61 km southwest of the City of Williams Lake on NTS Sheet 92O (Latitude: 51(0) 39' 12"N and Longitude: 122(0) 33' 10" W). The property consists of one Mineral Cell Title Submission (MCX) recorded as a Mineral Claim on September 27, 2005 with Tenure record ID No 520478. The claim contains 20 cells with a total surface area of 401.175 Hectares (1099.22 acres). The claim and cells are listed in Table 1 below and their location illustrated on figures 1, 2 and 3 further below.

                       TABLE 1 GREEN ENERGY MINERAL CLAIM Tenure No 520478
--------------------------------------------------------------------------------------------------
      CellID         UTM ZONE         UTM Coordinates                        UTM Coordinates
                       CORNER
--------------------------------------------------------------------------------------------------
                                   EASTING      NORTHING      CORNER      EASTING      NORTHING
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
092O10H074C            10(SW)     531038.211   5721732.358    10(NE)    531467.916   5722198.463
--------------------------------------------------------------------------------------------------
                       10(SE)     531470.786   5721735.043    10(NW)    531035.382   5722195.776
--------------------------------------------------------------------------------------------------
092O10H074D            10(SW)     531470.786   5721735.043    10(NE)    531900.449    5722201.15
--------------------------------------------------------------------------------------------------
                       10(SE)     531903.362   5721737.728    10(NW)    531467.916   5722198.463
--------------------------------------------------------------------------------------------------
092O10H075C            10(SW)     530173.059   5721727.135    10(NE)    530602.849   5722193.163
--------------------------------------------------------------------------------------------------
                       10(SE)     530605.635   5721729.747    10(NW)    530170.315   5722190.549
--------------------------------------------------------------------------------------------------
092O10H075D            10(SW)     530605.635   5721729.747    10(NE)    531035.382   5722195.776
--------------------------------------------------------------------------------------------------
                       10(SE)     531038.211   5721732.358    10(NW)    530602.849   5722193.163
--------------------------------------------------------------------------------------------------
092O10H076D            10(SW)     529740.483   5721724.598    10(NE)    530170.315   5722190.549
--------------------------------------------------------------------------------------------------
                       10(SE)     530173.059   5721727.135    10(NW)    529737.781    5722188.01
--------------------------------------------------------------------------------------------------
092O10H084A            10(SW)     531467.916   5722198.463    10(NE)    531897.536   5722664.573
--------------------------------------------------------------------------------------------------
                       10(SE)     531900.449   5722201.15     10(NW)    531465.045   5722661.884
--------------------------------------------------------------------------------------------------
092O10H084B            10(SW)     531035.382   5722195.776    10(NE)    531465.045   5722661.884
--------------------------------------------------------------------------------------------------
                       10(SE)     531467.916   5722198.463    10(NW)    531032.554   5722659.195
--------------------------------------------------------------------------------------------------
092O10H084C            10(SW)     531032.554   5722659.195    10(NE)    531462.174   5723125.305
--------------------------------------------------------------------------------------------------
                       10(SE)     531465.045   5722661.884    10(NW)    531029.725   5723122.613
--------------------------------------------------------------------------------------------------
092O10H084D            10(SW)     531465.045   5722661.884    10(NE)    531894.623   5723127.996
--------------------------------------------------------------------------------------------------
                       10(SE)     531897.536   5722664.573    10(NW)    531462.174   5723125.305
--------------------------------------------------------------------------------------------------
092O10H085A            10(SW)     530602.849   5722193.163    10(NE)    531032.554   5722659.195
--------------------------------------------------------------------------------------------------
                       10(SE)     531035.382   5722195.776    10(NW)    530600.062   5722656.579
--------------------------------------------------------------------------------------------------
092O10H085B            10(SW)     530170.315   5722190.549    10(NE)    530600.062   5722656.579
--------------------------------------------------------------------------------------------------
                       10(SE)     530602.849   5722193.163    10(NW)    530167.571   5722653.964
--------------------------------------------------------------------------------------------------
092O10H085C            10(SW)     530167.571   5722653.964    10(NE)    530597.276   5723119.996
--------------------------------------------------------------------------------------------------
                       10(SE)     530600.062   5722656.579    10(NW)    530164.826   5723117.378
--------------------------------------------------------------------------------------------------
092O10H085D            10(SW)     530600.062   5722656.579    10(NE)    531029.725   5723122.613
--------------------------------------------------------------------------------------------------
                       10(SE)     531032.554   5722659.195    10(NW)    530597.276   5723119.996
--------------------------------------------------------------------------------------------------
092O10H086A            10(SW)     529737.781   5722188.01     10(NE)    530167.571   5722653.964
--------------------------------------------------------------------------------------------------
                       10(SE)     530170.315   5722190.549    10(NW)    529735.079   5722651.423
--------------------------------------------------------------------------------------------------
092O10H086D            10(SW)     529735.079   5722651.423    10(NE)    530164.826   5723117.378
--------------------------------------------------------------------------------------------------
                       10(SE)     530167.571   5722653.964    10(NW)    529732.377   5723114.835
--------------------------------------------------------------------------------------------------
092O10H094A            10(SW)     531462.174   5723125.305    10(NE)     531891.71   5723591.419
--------------------------------------------------------------------------------------------------
                       10(SE)     531894.623   5723127.996    10(NW)    531459.303   5723588.726
--------------------------------------------------------------------------------------------------
092O10H094B            10(SW)     531029.725   5723122.613    10(NE)    531459.303   5723588.726
--------------------------------------------------------------------------------------------------
                       10(SE)     531462.174   5723125.305    10(NW)    531026.896   5723586.032
--------------------------------------------------------------------------------------------------
092O10H095A            10(SW)     530597.276   5723119.996    10(NE)    531026.896   5723586.032
--------------------------------------------------------------------------------------------------
                       10(SE)     531029.725   5723122.613    10(NW)    530594.489   5723583.413
--------------------------------------------------------------------------------------------------
092O10H095B            10(SW)     530164.826   5723117.378    10(NE)    530594.489   5723583.413
--------------------------------------------------------------------------------------------------
                       10(SE)     530597.276   5723119.996    10(NW)    530162.082   5723580.794
--------------------------------------------------------------------------------------------------
092O10H096A            10(SW)     529732.377   5723114.835    10(NE)    530162.082   5723580.794
--------------------------------------------------------------------------------------------------
                       10(SE)     530164.826   5723117.378    10(NW)    529729.675   5723578.248
--------------------------------------------------------------------------------------------------

                                      -22-

Since January 2005 all mineral claims in British Columbia are acquired by an internet based map staking system, so location and title is secure and easily verifiable. The author verified titles at the website of the British Columbia Ministry of Energy and Mines (http://www.mtonline.gov.bc.ca/). The claim was acquired by and is registered in the name of J. Lunshof. J. Lunshof sold a 100% interest in the mineral claim to ARBUTUS RESOURCES INC. All of the area of the mineral claims is unencumbered Crown Land.

The claim is in good standing until September 27, 2006. To keep the claim in good standing, assessment work, acceptable to the Minister of Energy and Mines, has to be performed within the first year. The requirement is $100.00 per year per cell for each of the first 3 years after September 2006 and $200 per cell per year post September 2009. Assessment work has to be completed by a qualified person and registered before the expiry date of the claim. Cash can be paid in lieu of assessment work. In addition to the assessment work or cash in lieu, a yearly fee of $0.40 per hectare per year is required. Total costs to maintain the GREEN ENERGY claims until September 27, 2008 are $ 4,323

Location and Access

The property is situated in South Central British Columbia 61 km southwest of the City of Williams Lake (see figures 1 and 2 below). The property can be reached by road from Williams Lake by following paved Highway 20 west to the Community of Riske Creek and then south along a dense network of logging roads to the upper reaches of Gaspard Creek, 20 km northwest of the Gang Ranch, for a total road distance of 96km. Alternatively the property can be reached by road from Highway 97 at the Municipality of 100-Mile House by turning west on secondary gravel roads leading through the communities of Dog Creek and Gang Ranch for a total road distance of 87 km.

The communities of Riske Creek, Gang Ranch and Dog Creek are small with limited services. The Towns of Williams Lake and 100 Mile House are regional population centres with many services and amenities for industrial, educational and leisure activities. The airport at Williams Lake has daily scheduled flights to Vancouver.

The property is situated in the Fraser plateau an area generally with gentle relief, but deeply incised by the Fraser River and its tributaries. Elevations on the property vary from 1275 to 1500 m above sea level. Vegetation consists mainly of Lodge pole pine and Douglas fir. The climate is characterised by hot and dry summers and cold but wetter winters. Most precipitation falls in the form of snow during the wintertime. Snow cover prevails from mid November until mid April.

                                      -23-

[See PDF file}

[See PDF file]

Exploration History

No records could be found of any prior exploration on the property. The general area, as most of British Columbia, is covered by regional stream sediment surveys, systematic wide spaced aeromagnetic coverage and regional geological mapping. These data were generated by the Geological Survey of Canada and/or the BC Geological survey

Geological Report: Green Energy Claims

We have obtained a geological report on the Green Energy Claims that was prepared by Mr. Andre M. Pauwels, P. Geo, a consulting geologist from Richmond, B.C. The geological report summarizes the results of exploration in the area of the property and makes a recommendation for further exploration work.

In his report, Mr. Pauwels concluded that the claim is highly prospective for the preservation of uranium mineralization in a paleochannels under the basalt cap. Mr. Pauwels recommends a three-phase program to determine the potential of the property to host economic mineralization. Phase I will consist of mapping and sampling at 200 meter intervals. Phase II will consist of detailed soil sampling at 50 meter intervals and radiometric surveys over all areas with elevated uranium as defined in Phase I. Phase III, if concentrations of uranium are detected in the previous phases, will consist of diamond drilling.

Property Geology

The main geological information for the area is mapping on a 1/250,000 scale. These geological data are reproduced on the BC Geological survey's website (http://www.em.gov.bc.ca/Mining/Geolsurv/MapPlace/) and those were the data used for this report. The geology of the area is illustrated on figure 4 and a close up is presented on figure 5

The property is situated in the intermontane morphogeological belt of South Central British Columbia. In general this belt, that runs parallel to the general north-westerly trend of the Cordillera through the whole length of British Columbia, is composed of volcanic and sedimentary rock ranging in age from Devonian to Recent and has early Mesozoic to early Tertiary granitic intrusions. Locally the oldest rocks are greenstones of Pennsylvanian age overlain by volcanic and sedimentary rocks of the Permian to Triassic Cache Creek Group.

The principal tectonic feature of the area is the north to northwest trending Fraser fault system. This is a several km wide fault zone that separates the Cache Creek terrane to the east from the Stikine terrane to the west and is topographically marked by the Fraser River Canyon. It is recognized that this fault system was active in early tertiary times and that the west side moved northerly 130 km relative to the east side. The geological history after the Fraser Fault is dominated by several episodes of deposition of flat lying volcanic rocks and minor sediments from Eocene to Recent. These volcanic rocks mantle most of the plateau west of the Fraser fault and so obscure the underlying older strata. The tertiary volcanics are subdivided in early Eocene Volcanoclastic rocks and Pliocene to Recent basalt flows and sediments of the Chilcotin group. For the purpose of Uranium exploration of importance are the presence of the Fraser Fault system , which would provide a large area deep weathering and hence would facilitate uranium mobilization from bedrock sources and secondly the presence of isolated patches of Chilcotin group basalts that could represent infill of paleochannels. Magmatic rocks only form a minor component of the area and consist mainly of fault bounded elongate bodies within the Fraser Fault system.

As illustrated on figure 5, the GREEN ENERGY Claim covers a 1.5 km long by 0.5 km wide area of Basalt overlying Volcanoclastic rocks of earlier tertiary age. The basalt caps a local topographic ridge oriented in a north-westerly direction.

Property Geochemistry

The whole area, like most of British Columbia, has been the subject of systematic regional stream sediment and water surveys. The density of sampling is approximately 1 per 10 to 20 km2. The work was done by the Geological Survey of Canada, often in cooperation with the BC Geological survey and is fully depicted on the MapPlace website of the B.C. Geological Survey
(http://www.em.gov.bc.ca/Mining/Geolsurv/MapPlace/). These data were used for this report.

For the purpose of this report the results of Uranium in water were studied. It is believed that uranium amounts in streams represent the amount and rate of uranium liberated through natural weathering processes from bedrock sources. The area surrounding the GREEN ENERGY claim exhibits exceptionally high Uranium in stream waters. Streams having greater than 1 ppb cover a broad 10 to 15 km wide swath closely aligned along the Fraser Fault system. The peak value is 36 ppb U, one of the highest values in the whole province. Values above 4 ppb (above the 98 percentile of all values in the province) cover a 25 by 4 km area within the 1 ppb contour, along the west side of the Fraser River. The GREEN ENERGY claim covers a small basalt cap close to and topographically upstream from the area with values over 4 ppb U.

[See PDF file]

                                 GEOLOGY LEGEND

MIOCENE to PLEISTOCENE
         CHILCOTIN GROUP
                  MPlCvb   Basic volcanic rocks
                  MPlCsc   Coarse classic sedimentary rocks

EOCENE
         Unnamed
                  Evc               Volcanoclastic rocks

LOWER to UPPER CRETACEOUS
         Unnamed
                  luK               Marine sedimentary rock

LOWER CRETACEOUS
         SPENCES BRIDGE GROUP
                  lKSB              Calc-alkaline volcanic rock

EARLY CRETACEOUS
         Mt. ALEX PLUTONIC COMPLEX
                  EKMAgd   Quartz dioritic intrusive rocks

JURASSIC to CRETACEOUS
         Unnamed
                  JKdr              Dioritic intrusive rocks

UPPER PERMIAN
         Unnamed
                  uPCvd             Dacitic volcanic rock

PERMIAN to TRIASSIC
         CACHE CREEK COMPLEX
                  PTrCvb   Basaltic volcanic rock
                  PTrCch   Chert, siliceous argillite, siliciclastic rocks
                  PTrCsv   Volcanoclastic rock
                  PTrCum   Ultramafic complex

LOWER PERMIAN
         FARWELL PLUTON
                  LPFqm    Quartz-monzonite intrusive rock

LOWER MISSISSIPPIAN to PENNSYLVANIAN
         Unnamed
                  MPngs             Greenstone, Greenschist, metamorphic

Deposit Type

The area of the claims is prospective for Basal-Type Uranium deposits. This type of deposit is known from Japan, USA and locally in British Columbia. The most prominent local example is the Blizzard Deposit located southeast of the city of Kelowna in the Okanagan Region of Southern British Columbia. The Blizzard deposit was extensively drilled by Norcen Energy Resources in the late seventies and Norcen cited a total of 4,020 metric tonnes of Uranium contained within the deposit (Norcen 1979).

The geology and geochemistry of this type of deposits in British Columbia is described by D. Boyle (1980) and D. Boyle and S. Ballantyne (1982). Briefly these deposits are formed in unconsolidated stream channel sediments by uranium rich groundwater. The deposits are preserved by basalt flows that fill in the stream valleys and form an impermeable cap over the paleochannels. Uranium rich groundwater appear not only to need an uranium rich source rock such as alkaline intrusions and volcanic rocks, but also are enhanced by large regional fault zones. Deposition of uranium appears to need the presence of organic carbon, such as plant material, within the stream sediments. Uranium mineralization follows favourable parts of the paleochannels and is essentially sandwiched between the relatively impermeable basalt flow above and impermeable un-weathered bedrock below. Erosion, subsequent to the deposition of the basalt flows in a river valley, will happen along the thin edges of the basalt flow. The effect over time is an inversion of topography. The basalt covering the paleochannel will become a topographic ridge.

Because of the emplacement of Uranium mineralization between impermeable layers, exploitation by in situ leaching is probably feasible. In situ leaching, a technique used in the USA, Australia and in the area of the former USSR and other locales, consist of, closely spaced, drilled wells and a modestly sized plant to extract uranium from solutions. In-situ leaching has minimal impact on the environment of the area and is much less disruptive than mining by open pit excavation. Because of this not only are that capital requirements much lower than for excavation mining, but also the acceptance by all stakeholders of the enterprise is greatly enhanced.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

The initial steps of exploration can be carried out without permitting or notification to any government body as it is deemed "low-disturbance/low-impact" by the British Columbia Department of Energy Mines and Petroleum Resources
(BCDM).

With respect to the mechanized trenching or diamond drilling a plan of operation will need to be filed with the BCDM. This plan will detail the extent, location and amount of surface disturbance for the trenching and/or drilling. As the amount of trenching and drilling (initially) will be limited, the permit should be issued within 30 days. We will be required to obtain a refundable bond in the amount of $3,000 - $5,000 (depending on the anticipated amount of disturbance). The bond is to ensure that we reclaim or repair the disturbance caused by the trenching and drilling. Usually this reclaiming work entails filling in and smoothing the surface at trenching sites, clean up and removal of any work material, and seeding native grass/plants at the site of any disturbance.

In the event that trees larger than 6 inches in diameter need to be cut down, a permit will need to be obtained from the BC Ministry of Forests. This usually takes less than 30 days to obtain. We will try to adjust the areas we work at and trench around larger trees (initially) to avoid any disturbance to larger trees. If the disturbance to larger trees is unavoidable then a permit to cut will be obtained.

There are nominal costs involved in obtaining the BCDM or Forestry permits (less than $100.00). The bond required by the BCDM is returned (with interest) upon proper clean up of the site. There will be costs for the crew and equipment required to fill in the trenches etc., but as heavy equipment is available locally, and the amount of disturbance is expected to be minimal, the costs will be most likely be less than $2,000. (1 day - crew & equipment)

To keep the claim in good standing, assessment work, acceptable to the Minister of Energy and Mines, has to be performed within the first year. The requirement is $100.00 per year per cell for each of the first 3 years after September 2006 and $200 per cell per year post September 2009. Assessment work has to be completed by a qualified person and registered before the expiry date of the claim. Cash can be paid in lieu of assessment work. In addition to the assessment work or cash in lieu, a yearly fee of $0.40 per hectare per year is required. Total costs to maintain the GREEN ENERGY claims until September 27, 2008 are $ 4,323

An environmental review is not required under the Environmental Assessment Act to proceed with the recommended exploration program on our mineral claims.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

                        Plan of Operation

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase one and phase two exploration programs on the Green Energy Claims property at an estimated cost of $10,520.

The Phase I exploration program will consist of mapping and sampling. We intend to commence this phase in the fall of 2006. The phase will take approximately one month to complete.

Phase II will consist of detailed sampling and radiometric surveys. We intend to commence this phase in the spring of 2007. The phase will take approximately one month to complete.

We also anticipate spending approximately $37,581 in connection with administrative expenses relating to our affairs, including all costs relating to this offering. Accordingly, we anticipate spending $48,101 in order to accomplish our business objectives over the next 12 months.


1. Phase 1: Mapping the extent of the basalt cap and reconnaissance soil sampling. Available maps of the area are regional and insufficiently detailed. In practice it is recommended to do traverses spaced 250 meter apart across the topographic ridge and map all outcrops. The contact zone of the basalt cap, once mapped, needs to be systematically sampled at 200 meter intervals. This would detect uranium leaching from a paleochannels or from mineralized paleochannels uncovered by erosion of the basalt cap.


2. A second phase of exploration is to consist of detailed soil sampling (50 meter intervals along 50 meter spaced lines) and radiometric surveys over all areas with elevated uranium defined under 1. above.


3. Phase 3, Drilling; If anomalous concentrations of uranium are detected drilling through the basalt, up slope from the high uranium in soils, is recommended

               -------------------------------------------------------------------------------------------
                                                     TABLE 2 BUDGET
               -------------------------------------------------------------------------------------------
               Phase 1                                                                    C$       US $
               -------------------------------------------------------------------------------------------
               Mapping                         Geologist 3 days @  $500/day                1500
               -------------------------------------------------------------------------------------------
               Soil sampling                   Technician  3 days @ $250/day                750
               -------------------------------------------------------------------------------------------
               Food/lodging                    at $ 125/day/person                          750
               -------------------------------------------------------------------------------------------
               Analysis                        60 samples at $15                            900
               -------------------------------------------------------------------------------------------
               Travel  2 person-days                                                        750
               -------------------------------------------------------------------------------------------
               Transportation                                                               500
               -------------------------------------------------------------------------------------------
               Report                                                                      1500
               -------------------------------------------------------------------------------------------
                                                total                                      6650      5320
               -------------------------------------------------------------------------------------------

                                      -32-

               Phase 2
               -------------------------------------------------------------------------------------------
               Detailed soil sampling          Technician  4 days @ $250/day               1000
               -------------------------------------------------------------------------------------------
               Radiometric survey              Technician 4 days @ $250/day                1000
               -------------------------------------------------------------------------------------------
               Geologist                       1 day @ $500/day                             500
               -------------------------------------------------------------------------------------------
               Travel                                                                       750
               -------------------------------------------------------------------------------------------
               Transportation                                                               750
               -------------------------------------------------------------------------------------------
               Maps                                                                        1000
               -------------------------------------------------------------------------------------------
               Analysis                        100 samples @ $15                           1500
               -------------------------------------------------------------------------------------------
                                                total                                      6500      5200
               -------------------------------------------------------------------------------------------

                -------------------------------------------------------------------------------------------
               Phase 3
               -------------------------------------------------------------------------------------------
               Percussion drilling             6 holes a 100 m each @ $90/m               54000
               -------------------------------------------------------------------------------------------
               Permitting                                                                  5000
               -------------------------------------------------------------------------------------------
               Supervision logging             Geologist 10 days                           5000
               -------------------------------------------------------------------------------------------
               Drill paths and access                                                     10000
               -------------------------------------------------------------------------------------------
               Report and drafting                                                         6000
               -------------------------------------------------------------------------------------------
               Analysis                                                                    4000
               -------------------------------------------------------------------------------------------
               Domicile and transport                                                      4000
               -------------------------------------------------------------------------------------------
               Contingency 5%                                                              4500
               -------------------------------------------------------------------------------------------
                                               total                                      92500     74000
                                                                                        -------- ---------

We currently have enough funds on hand to complete the first two phases of exploration on the Green Energy Claims. To complete phase three will require additional funding. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we may not be able to raise sufficient funding from the sale of our common stock to fund the third phase of the exploration program. We do not have any arrangements in place for any future equity financing. Our management is prepared to provide us with short-term loans, although no such arrangement has been made.

If we do not secure additional funding for phase 3 of our exploration expenditures, we may consider seeking an arrangement with a joint venture partner that would provide the required funding in exchange for receiving a part interest in the Green Energy Claims. We have not undertaken any efforts to locate a joint venture partner. There is no guarantee that we will be able to locate a joint venture partner who will assist us in funding exploration expenditures upon acceptable terms. We may also pursue acquiring interests in alternate mineral properties in the future.

Results of Operations for Period Ending January 31, 2006

We did not earn any revenues during the period ending January 31, 2006. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property.

We incurred operating expenses in the amount of $5,075, for the period from our inception on April 19, 2004 to January 31, 2006. These operating expenses were comprised of audit fees of $5,000 and office and miscellaneous costs of $75.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                             Description of Property

We acquired a 100% undivided right, title and interest in and to the mineral claims, known as Green Energy Claims, located in South Central British Columbia, Canada.


                 Certain Relationships and Related Transactions

The principal executive office and telephone number are provided at no charge by Ms. Law, an officer and director of the corporation.

Ms. Law and Mr. Smith, the officers and directors of the company, will not be paid for any underwriting services that they perform on our behalf with respect to this offering.

In July 2005, a total of 5,000,000 shares of Common Stock were issued to Ms. Law and Mr. Smith (2,500,000 each) in exchange for $5,000 US ($2,500 each) each, or $.001 per share. All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by an officer and director of the Company. (See "Principal Stockholders".)


            Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  35  registered
shareholders.

Rule 144 Shares

A total of 5,000,000 shares of our common stock are available for resale to the public after July 31, 2006, in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,000,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended January 31, 2006 and subsequent to that period to the date of this prospectus.

                       Annual Compensation

                                Other Restricted Options/ LTIP Other
                                        Stock  * SARs  payouts Comp
Name    Title  Year Salary Bonus Comp. Awarded    (#)     ($)
-----------------------------------------------------------------------
Karen   Pres., 2005  $0     0      0        0          0        0
Law     CEO, Secretary &
        Dir.

Lyle    CFO,   2005  $0     0      0        0          0        0
Smith   Principal accounting officer,
           Treasurer & Dir.


Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Ms. Law or Mr. Smith. We do not pay them any amount for acting as a director.

                              Financial Statements

The financial statements of Arbutus Resources for the year ended January 31, 2006, and related notes, included in this prospectus have been audited by Dale Matheson Carr Hilton LaBonte, Chartered Accountants, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

                  Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

                                     PART II
                                     -------
                   Information Not Required in the Prospectus
                   ------------------------------------------

Indemnification of Directors and Officers

Arbutus Resouces' By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         a.   By the stockholders;

         b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

         c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

         d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Arbutus Resources, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

Other Expenses of Issuance and Distribution

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

Securities and Exchange Commission registration fee           $81
Accounting fees and expenses                                  $7,000
Legal fees                                                    $2,500
Preparation and EDGAR conversion fees                         $1,500
Transfer Agent fees                                           $1,000
Printing                                                      $500
Total                                                         $12,581

Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

In July 2005, a total of 5,000,000 shares of Common Stock were issued in exchange for $5,000 US, or $.001 per share. These securities were issued to the officers and directors of the company.

In July 2005, a total of 2,400,000 shares of Common Stock were issued in exchange for $2,400 US, or $.001 per share to 6 unaffiliated shareholders.

In August 2005, a total of 1,100,000 shares of Common Stock were issued in exchange for $11,000 US, or $.01 per share to 11 unaffiliated shareholders.

In September 2005, a total of 30,000 shares of Common Stock were issued in exchange for $6,000 US, or $.20 per share to 12 unaffiliated shareholders.

In November 2005, a total of 125,000 shares of Common Stock were issued in exchange for $25,000 US, or $.20 per share to 2 unaffiliated shareholders.

In December 2005, a total of 125,000 shares of Common Stock were issued in exchange for $25,000 US, or $.20 per share to 2 unaffiliated shareholders.

                                    Exhibits

Exhibit 3.1       Articles of Incorporation
Exhibit 3.2       Bylaws
Exhibit 5         Opinion re: Legality
Exhibit 10        Mineral Title
Exhibit 23.1      Consent of counsel (See Exhibit 5)
Exhibit 23.2      Consent of independent auditor
Exhibit 23.3      Consent of professional geologist
Exhibit 99.1      Subscription Agreement
Exhibit 99.2      Geology Report


                                  Undertakings

The undersigned registrant hereby undertakes:


1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration Fee" table in the effective registration statement ; and
         (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5. For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

6. For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Burnaby, BC, on May 26, 2006.

                                  Arbutus Resources Inc.

                                  /s/ Karen Law
                                  --------------------------
                                  By: Karen Law
                                  (President, Treasurer,
                                  Principal Executive and Financial Officer)

                                 /s/ Lyle Smith
                                  --------------------------
                                 By: Lyle Smith
                                 Secretary

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.


/s/ Karen Law                                        May 26, 2006
-------------------------------                      ------------------
Karen Law, President                                 Date
(Principal Executive Officer,
Principal Financial Officer,
Principal Accounting Officer)


/s/ Lyle Smith                                       May 26, 2006
--------------------------------                     ------------------
Lyle Smith, Secretary                                Date